Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2015

Third Quarter Highlights:

●

Adjusted net loss was $291 million or $1.03 per share compared to net income of $377 million or $1.24 per share in the prior-year quarter; lower realized selling prices reduced third quarter 2015 adjusted net income by approximately $745 million, after-tax

●	Net loss was $279 million compared to net income of $1,008 million in the third quarter of 2014
●	Oil and gas production increased to 380,000 barrels of oil equivalent per day (boepd) compared to 318,000 boepd in the third quarter of 2014
●	Oil and gas production in the Bakken was 113,000 boepd, up from 86,000 boepd in the year-ago quarter
●	Completed sale of 50% interest in Bakken Midstream, resulting in $3 billion of cash proceeds
●	E&P capital and exploratory expenditures totaled $849 million in the third quarter, down from $1,371 million in the prior-year quarter

Preliminary 2016 Guidance:

●	E&P capital and exploratory expenditures are expected to be $2.9 billion to $3.1 billion, down approximately 27 percent from 2015 forecasted E&P capital and exploratory expenditures of $4.1 billion
●	Oil and gas production is forecast to be in the range of 330,000 to 350,000 boepd compared to projected production of 370,000 to 375,000 boepd in 2015, and 360,000 boepd in the fourth quarter of 2015

NEW YORK, October 28, 2015, — Hess Corporation (NYSE: HES) today reported an adjusted net loss, which excludes items affecting comparability, of $291 million or $1.03 per common share, for the third quarter of 2015 compared with adjusted net income of $377 million or $1.24 per share in the third quarter of 2014.  Lower realized selling prices reduced adjusted net income by approximately $745 million after-tax compared with the prior-year quarter.  Third quarter 2015 results benefitted from higher production and lower cash operating costs but were partially offset by higher depreciation, depletion, and amortization expense.  On an unadjusted basis, the Corporation reported a net loss of $279 million for the third quarter of 2015 and net income of $1,008 million in the prior-year quarter, which included after-tax gains from asset sales totaling $635 million.

“During the third quarter we delivered strong operating performance while maintaining a robust financial and liquidity position, with further significant spending reductions underway,” Chief Executive Officer John Hess said. “We are well positioned in the current low price environment and are taking a disciplined approach to preserve our financial strength, competitively advantaged capabilities and long term growth options.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(188)	$433	$(1,004)	$2,003
Bakken Midstream	16	8	75	2
Corporate, Interest and Other	(94)	(82)	(266)	(308)
Net income (loss) from continuing operations	(266)	359	(1,195)	1,697
Discontinued operations	(13)	649	(40)	628
Net income (loss) attributable to Hess Corporation	$(279)	$1,008	$(1,235)	$2,325

Net income (loss) per share (diluted)	$(0.98)	$3.31	$(4.35)	$7.44

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(221)	$404	$(538)	$1,406
Bakken Midstream	16	8	75	2
Corporate, Interest and Other	(86)	(80)	(254)	(237)
Adjusted net income (loss) from continuing operations	(291)	332	(717)	1,171
Discontinued operations	—	45	—	84
Adjusted net income (loss) attributable to Hess Corporation	$(291)	$377	$(717)	$1,255

Adjusted net income (loss) per share (diluted)	$(1.03)	$1.24	$(2.53)	$4.01

Weighted average number of shares (diluted)	283.5	305.0	283.8	312.7

Exploration and Production:

The Exploration and Production adjusted net loss in the third quarter of 2015 was $221 million compared with adjusted net income of $404 million in the third quarter of 2014. On an unadjusted basis, Exploration and Production activities had a net loss of $188 million in the third quarter of 2015, compared with net income of $433 million in the third quarter of 2014.

The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was down 53 percent to $45.66 per barrel in the third quarter of 2015 from $96.78 per barrel in the third quarter of 2014.  The average worldwide natural gas liquids selling price was $7.17 per barrel, down from $29.62 per barrel in the year-ago quarter while the average worldwide natural gas selling price was $4.02 per mcf in the third quarter of 2015 compared with $5.59 per mcf in the third quarter a year-ago.

Oil and gas production was 380,000 boepd, up 19 percent from 318,000 boepd in the third quarter of 2014.  Assets contributing to the volume growth were the Bakken shale play (27,000 boepd), the Utica shale play (17,000 boepd), the Gulf of Mexico (13,000 boepd) and Norway (10,000 boepd). Due to continued strong performance during 2015, the Corporation is increasing its 2015 production guidance to 370,000 to 375,000 boepd, which is up from previous full year guidance of 360,000 to 370,000 boepd.  For the fourth quarter of 2015, the Corporation forecasts production to be approximately 360,000 boepd with the Bakken projected to contribute between 100,000 boepd to 105,000 boepd.

Operational Highlights for the Third Quarter of 2015:

Bakken (Onshore U.S.):  Net production from the Bakken increased approximately 31 percent to 113,000 boepd from the prior-year quarter due to continued drilling activities. The Corporation brought 48 gross operated wells on production in the third quarter of 2015 bringing the year-to-date total to 185 wells. Drilling and completion costs per operated well averaged $5.3 million in the third quarter of 2015, down 26 percent from the year-ago quarter. During the quarter, the Corporation operated 7 rigs.

Utica (Onshore U.S.):  On the Corporation’s joint venture acreage, 5 wells were drilled and net production averaged 28,000 boepd in the third quarter of 2015 compared with 11,000 boepd in the prior-year quarter.  The Corporation completed the sale of an additional 13,000 dry gas exploration acres for a sale price of approximately $120 million, including a note in the amount of $37 million.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 83,000 boepd compared to 70,000 boepd in the prior-year quarter, with higher volumes from Tubular Bells, which totaled 19,000 boepd in the third quarter of 2015, being primarily offset by lower production from the Llano Field.  At the Hess-operated Stampede development project, drilling is expected to begin in early 2016.

Guyana (Offshore):  On the Stabroek Block (Hess 30 percent), the operator announced a significant oil discovery at the Liza #1 well in the second quarter of 2015.  The operator is currently in the process of acquiring 17,000 square kilometers of 3D seismic and continues to evaluate the resource potential of the block.

Bakken Midstream:

The Corporation’s Bakken Midstream segment had net income of $16 million in the third quarter of 2015 compared to $8 million in the prior-year quarter primarily due to higher throughput.  In July 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream for cash consideration of $2.7 billion.  In connection with this transaction, in July 2015, the Bakken Midstream joint venture incurred $600 million of debt with proceeds distributed equally to both Hess and its partner, resulting in total after-tax cash proceeds net to Hess of approximately $3.0 billion.  Following the completion of this sale, the Corporation continues to fully consolidate the operating results, assets and liabilities of the Bakken Midstream segment in its consolidated financial statements, with its partner’s share being reflected as a noncontrolling interest.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $849 million in the third quarter of 2015 down from $1,371 million in the prior-year quarter driven by lower activities primarily in the United States (Bakken, Utica, and Tubular Bells), Norway and Equatorial Guinea, partly offset by continued development of the North Malay Basin project.  Full year 2015 E&P capital and exploratory expenditures are forecast to be approximately $4.1 billion.

Bakken Midstream capital expenditures were $88 million in the third quarter of 2015 and $47 million in the year-ago quarter.

Liquidity:

Cash provided by operating activities before changes in working capital was $489 million in the third quarter of 2015, compared with $1,508 million in the third quarter of 2014.  At September 30, 2015, cash and cash equivalents, excluding Bakken Midstream, were $3,004 million compared with $2,444 million at December 31, 2014. Total debt, excluding Bakken Midstream, was $5,952 million at September 30, 2015 compared with $5,987 million at December 31, 2014.  The Corporation’s debt to capitalization ratio, excluding Bakken Midstream, at September 30, 2015 was 22.7 percent. The debt to capitalization ratio at December 31, 2014 was 21.2 percent.

Preliminary 2016 Guidance:

The Corporation will finalize its 2016 budget by the end of this year.  We currently project Exploration and Production 2016 capital and exploratory expenditures will be in a range of $2.9 billion to $3.1 billion, an approximate 27 percent decrease from the forecasted 2015 amount.  As a result of the expected lower capital spend levels in 2016, we forecast production will decrease to a range of 330,000 boepd to 350,000 boepd.   Bakken production is projected to be 95,000 boepd to 105,000 boepd in 2016.  The Corporation expects to operate 4 rigs in the Bakken in 2016 compared to an average of 8.5 rigs in 2015.

Discontinued Operations:

Losses from discontinued operations, which primarily related to pension settlement charges, amounted to $13 million in the third quarter of 2015.  Net income of $671 million in the prior-year quarter included an after-tax gain of $602 million resulting from the sale of the retail business.  The Corporation completed the sale of its energy trading partnership (HETCO) in the first quarter of 2015. Financial results for the third quarter of 2014 have been recast to report HETCO as discontinued operations in the consolidated income statement on page 8.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after‑tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions)
Exploration and Production	$33	$29	$(466)	$597
Bakken Midstream	—	—	—	—
Corporate, Interest and Other	(8)	(2)	(12)	(71)
Discontinued operations	(13)	604	(40)	544
Total items affecting comparability of earnings between periods	$12	$631	$(518)	$1,070

Exploration and Production third quarter results include an after-tax gain of $31 million ($49 million pre-tax) from the sale of dry gas acreage in the Utica shale play and a tax benefit of $50 million associated with an international investment incentive.  Exploration and Production results also include an after-tax charge of $26 million ($41 million pre-tax) for undeveloped leasehold impairment, $17 million ($27 million pre-tax) associated with exit costs in Kurdistan and other charges of $5 million

($6 million pre-tax).  Corporate, Interest and Other third quarter results include an after-tax charge of $8 million ($10 million pre-tax) related to the Hovensa LLC bankruptcy.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions)
Net income (loss) attributable to Hess Corporation	$(279)	$1,008	$(1,235)	$2,325
Less: Total items affecting comparability of earnings between periods	12	631	(518)	1,070
Adjusted net income (loss) attributable to Hess Corporation	$(291)	$377	$(717)	$1,255

The reconciliations of net cash flow provided by operating activities before working capital changes to net cash provided by (used in) operating activities are detailed on pages 8 and 9.

Hess Corporation will review third quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Cash provided by operating activities before working capital change” is defined as Cash provided by operating activities excluding changes in working capital. We believe that investors’ understanding of our performance is enhanced by disclosing these measures. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or cash provided by operating activities. A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss) as well as a reconciliation of cash provided by operating activities (U.S. GAAP) to cash provided by operating activities before working capital change are provided in the release.

For Hess Corporation

Investor Contact:Media Contact:

Jay WilsonMichael Henson/Patrick Scanlan

(212) 536-8940Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
Income Statement

Revenues and Non-operating Income
Sales and other operating revenues	$1,671	$2,678	$1,953
Gains on asset sales, net	50	31	—
Other, net	(32)	27	(18)
Total revenues and non-operating income	1,689	2,736	1,935

Costs and Expenses
Cost of products sold (excluding items shown separately below)	356	423	356
Operating costs and expenses	508	511	503
Production and severance taxes	29	69	45
Exploration expenses, including dry holes and lease impairment	144	90	90
General and administrative expenses	119	139	151
Interest expense	84	75	86
Depreciation, depletion and amortization	988	838	1,028
Impairment	—	—	385
Total costs and expenses	2,228	2,145	2,644

Income (loss) from continuing operations before income taxes	(539)	591	(709)
Provision (benefit) for income taxes	(300)	232	(156)
Income (loss) from continuing operations	(239)	359	(553)

Income (loss) from discontinued operations, net of income taxes	(13)	671	(14)

Net income (loss)	(252)	1,030	(567)
Less: Net income (loss) attributable to noncontrolling interests	27	22	—
Net income (loss) attributable to Hess Corporation	$(279)	$1,008	$(567)

See "Discontinued Operations" on page 6 for basis of presentation.

Cash Flow Information

Net cash provided by operating activities before working capital changes	$489	$1,508	$711
Changes in working capital	(207)	(186)	(71)
Net cash provided by (used in) operating activities	282	1,322	640
Net cash provided by (used in) investing activities	(956)	1,585	(1,115)
Net cash provided by (used in) financing activities	2,756	(992)	(100)
Net increase (decrease) in cash and cash equivalents	$2,082	$1,915	$(575)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended
	2015	2014
Income Statement

Revenues and Non-operating Income
Sales and other operating revenues	$5,162	$8,180
Gains on asset sales, net	50	820
Other, net	(38)	(89)
Total revenues and non-operating income	5,174	8,911

Costs and Expenses
Cost of products sold (excluding items shown separately below)	990	1,208
Operating costs and expenses	1,517	1,551
Production and severance taxes	110	209
Exploration expenses, including dry holes and lease impairment	503	669
General and administrative expenses	417	424
Interest expense	255	241
Depreciation, depletion and amortization	2,972	2,349
Impairment	385	—
Total costs and expenses	7,149	6,651

Income (loss) from continuing operations before income taxes	(1,975)	2,260
Provision (benefit) for income taxes	(807)	563
Income (loss) from continuing operations	(1,168)	1,697

Income (loss) from discontinued operations, net of income taxes	(40)	684

Net income (loss)	(1,208)	2,381
Less: Net income (loss) attributable to noncontrolling interests	27	56
Net income (loss) attributable to Hess Corporation	$(1,235)	$2,325

See "Discontinued Operations" on page 6 for basis of presentation.

Cash Flow Information

Net cash provided by operating activities before working capital changes	$1,670	$4,228
Changes in working capital	(312)	(845)
Net cash provided by (used in) operating activities	1,358	3,383
Net cash provided by (used in) investing activities	(3,297)	1,563
Net cash provided by (used in) financing activities	2,508	(2,640)
Net increase (decrease) in cash and cash equivalents	$569	$2,306

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	September 30,	December 31,
	2015	2014
Balance Sheet Information

Cash and cash equivalents	$3,013	$2,444
Other current assets	2,584	4,243
Property, plant and equipment – net	26,883	27,517
Other long-term assets	3,976	4,374
Total assets	$36,456	$38,578

Current maturities of long-term debt	$78	$68
Other current liabilities	2,546	4,783
Long-term debt	6,474	5,919
Other long-term liabilities	4,995	5,488
Total equity excluding other comprehensive income (loss) and noncontrolling interests	22,913	23,615
Accumulated other comprehensive income (loss)	(1,582)	(1,410)
Noncontrolling interests	1,032	115
Total liabilities and equity	$36,456	$38,578

	September 30, 2015
	Hess	Bakken Midstream	Hess Consolidated

Total debt	$5,952	$600	$6,552

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
E&P Capital and Exploratory Expenditures
United States
Bakken	$295	$525	$331
Other Onshore	70	191	110
Total Onshore	365	716	441
Offshore	199	205	188
Total United States	564	921	629

Europe	58	111	82
Africa	13	125	58
Asia and other	214	214	237
E&P Capital and Exploratory Expenditures	$849	$1,371	$1,006

Total exploration expenses charged to income included above	$79	$56	$58

Bakken Midstream Capital Expenditures	$88	$47	$65

		Nine Months Ended
		2015	2014
E&P Capital and Exploratory Expenditures
United States
Bakken		$1,060	$1,290
Other Onshore		260	546
Total Onshore		1,320	1,836
Offshore		666	524
Total United States		1,986	2,360

Europe		255	418
Africa		159	344
Asia and other		699	608
E&P Capital and Exploratory Expenditures		$3,099	$3,730

Total exploration expenses charged to income included above		$184	$188

Bakken Midstream Capital Expenditures		$193	$168

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2015
	United States		International		Total

Sales and other operating revenues	$1,022		$649		$1,671
Gains on asset sales, net	50		—		50
Other, net	(4)		(19)		(23)
Total revenues and non-operating income	1,068		630		1,698

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	350		36		386
Operating costs and expenses	193		250		443
Production and severance taxes	28		1		29
Bakken Midstream tariffs	117		—		117
Exploration expenses, including dry holes and lease impairment	87		57		144
General and administrative expenses	47		13		60
Depreciation, depletion and amortization	622		341		963
Total costs and expenses	1,444		698		2,142

Results of operations before income taxes	(376)		(68)		(444)
Provision (benefit) for income taxes	(129)		(127)		(256)
Net income (loss) attributable to Hess Corporation	$(247)	(a)	$59	(b)	$(188)

	Third Quarter 2014
	United States		International		Total

Sales and other operating revenues	$1,629		$1,049		$2,678
Gains on asset sales, net	2		35		37
Other, net	(7)		28		21
Total revenues and non-operating income	1,624		1,112		2,736

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	427		20		447
Operating costs and expenses	185		272		457
Production and severance taxes	62		7		69
Bakken Midstream tariffs	65		—		65
Exploration expenses, including dry holes and lease impairment	34		56		90
General and administrative expenses	63		19		82
Depreciation, depletion and amortization	455		360		815
Total costs and expenses	1,291		734		2,025

Results of operations before income taxes	333		378		711
Provision (benefit) for income taxes	125		153		278
Net income (loss) attributable to Hess Corporation	$208	(a)	$225	(b)	$433
(a)

The after-tax realized results from crude oil hedging activities amounted to a gain of $13 million in the third quarter of 2015 and a gain of $4 million in the third quarter of 2014. Unrealized changes in crude oil hedging contracts which are included in Other operating revenues, amounted to a loss of $5 million in the third quarter of 2015 and gain of $5 million in the third quarter of 2014.

(b)

The after‑tax realized results from crude oil hedging activities amounted to a gain of $19 million in the third quarter of 2015 and a gain of $13 million in the third quarter of 2014. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a loss of $0.3 million in the third quarter of 2015 and amounted to a gain of $1 million in the third quarter of 2014.

(c)	Includes amounts from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2015
	United States		International		Total

Sales and other operating revenues	$1,259		$694		$1,953
Other, net	(13)		(4)		(17)
Total revenues and non-operating income	1,246		690		1,936

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	382		4		386
Operating costs and expenses	181		254		435
Production and severance taxes	44		1		45
Bakken Midstream tariffs	116		—		116
Exploration expenses, including dry holes and lease impairment	48		42		90
General and administrative expenses	79		18		97
Depreciation, depletion and amortization	609		395		1,004
Goodwill impairment expense	385		—		385
Total costs and expenses	1,844		714		2,558

Results of operations before income taxes	(598)		(24)		(622)
Provision (benefit) for income taxes	(69)		(51)		(120)
Net income (loss) attributable to Hess Corporation	$(529)	(a)	$27	(b)	$(502)
(a)

The after-tax realized results from crude oil hedging activities amounted to a loss of $1 million in the second quarter of 2015. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a gain of $3 million in the second quarter of 2015.

(b)

The after‑tax realized results from crude oil hedging activities amounted to a loss of $8 million in the second quarter of 2015.  Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a loss of $16 million after-tax.

(c)	Includes amounts from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Nine Months 2015
	United States		International		Total

Sales and other operating revenues	$3,218		$1,944		$5,162
Gains on asset sales, net	50		—		50
Other, net	(24)		(5)		(29)
Total revenues and non-operating income	3,244		1,939		5,183

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	1,076		2		1,078
Operating costs and expenses	587		734		1,321
Production and severance taxes	106		4		110
Bakken Midstream tariffs	335		—		335
Exploration expenses, including dry holes and lease impairment	171		332		503
General and administrative expenses	202		41		243
Depreciation, depletion and amortization	1,759		1,140		2,899
Goodwill impairment expense	385		—		385
Total costs and expenses	4,621		2,253		6,874

Results of operations before income taxes	(1,377)		(314)		(1,691)
Provision (benefit) for income taxes	(340)		(347)		(687)
Net income (loss) attributable to Hess Corporation	$(1,037)	(a)	$33	(b)	$(1,004)

	Nine Months 2014
	United States		International		Total

Sales and other operating revenues	$4,827		$3,353		$8,180
Gains on asset sales, net	64		749		813
Other, net	(21)		8		(13)
Total revenues and non-operating income	4,870		4,110		8,980

Costs and Expenses
Cost of products sold (excluding items shown separately below)(c)	1,253		31		1,284
Operating costs and expenses	556		837		1,393
Production and severance taxes	187		22		209
Bakken Midstream tariffs	142		—		142
Exploration expenses, including dry holes and lease impairment	289		380		669
General and administrative expenses	187		50		237
Depreciation, depletion and amortization	1,219		1,070		2,289
Total costs and expenses	3,833		2,390		6,223

Results of operations before income taxes	1,037		1,720		2,757
Provision for income taxes	403		351		754
Net income (loss) attributable to Hess Corporation	$634	(a)	$1,369	(b)	$2,003
(a)

The after-tax realized gains from crude oil hedging activities amounted to $12 million in the first nine months of 2015 and a gain of $2 million in the first nine months of 2014. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a loss of $2 million after-tax in the first nine months of 2015 and a gain of $3 million after-tax in the first nine months of 2014.

(b)

The after‑tax realized gain from crude oil hedging activities amounted to $12 million in the first nine months of 2015 and a gain of $13 million in the first nine months of 2014. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a loss of $6 million after-tax in the first nine months of 2015 and gain of $4 million after-tax in the first nine months of  2014.

(c)	Includes amounts from the Bakken Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	82	63	85
Other Onshore	10	11	11
Total Onshore	92	74	96
Offshore	60	51	61
Total United States	152	125	157

Europe	40	31	39
Africa	50	53	48
Asia	2	2	2
Total	244	211	246

Natural gas liquids - barrels
United States
Bakken	20	15	22
Other Onshore	12	8	12
Total Onshore	32	23	34
Offshore	7	6	6
Total United States	39	29	40

Europe	1	1	2
Total	40	30	42

Natural gas - mcf
United States
Bakken	65	46	71
Other Onshore	125	52	95
Total Onshore	190	98	166
Offshore	93	76	98
Total United States	283	174	264

Europe	45	29	41
Asia and other	246	259	312
Total	574	462	617

Barrels of oil equivalent	380	318	391

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Nine Months
	2015	2014
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	82	61
Other Onshore	11	10
Total Onshore	93	71
Offshore	57	52
Total United States	150	123

Europe	38	35
Africa	50	51
Asia	2	3
Total	240	212

Natural gas liquids - barrels
United States
Bakken	21	9
Other Onshore	11	5
Total Onshore	32	14
Offshore	6	6
Total United States	38	20

Europe	1	1
Total	39	21

Natural gas - mcf
United States
Bakken	65	36
Other Onshore	100	43
Total Onshore	165	79
Offshore	85	79
Total United States	250	158

Europe	41	33
Asia and other	297	316
Total	588	507

Barrels of oil equivalent	377	318

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
Sales Volumes Per Day (in thousands)
Crude oil - barrels	245	214	250
Natural gas liquids - barrels	40	30	42
Natural gas - mcf	574	462	617
Barrels of oil equivalent	381	321	395

Sales Volumes (in thousands)
Crude oil - barrels	22,592	19,719	22,729
Natural gas liquids - barrels	3,701	2,772	3,848
Natural gas - mcf	52,784	42,511	56,179
Barrels of oil equivalent	35,090	29,576	35,940

	Nine Months
	2015	2014
Sales Volumes Per Day (in thousands)
Crude oil - barrels	238	211
Natural gas liquids - barrels	39	21
Natural gas - mcf	588	507
Barrels of oil equivalent	375	317

Sales Volumes (in thousands)
Crude oil - barrels	65,028	57,662
Natural gas liquids - barrels	10,668	5,836
Natural gas - mcf	160,604	138,530
Barrels of oil equivalent	102,463	86,586

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$40.43	$87.29	$50.33
Offshore	42.70	97.50	57.82
Total United States	41.33	91.47	53.25
Europe	53.49	110.06	60.88
Africa	51.98	101.21	59.70
Asia	—	—	59.37
Worldwide	45.66	96.78	55.83

Crude oil - per barrel (excluding hedging)
United States
Onshore	$37.91	$87.29	$50.54
Offshore	42.70	96.25	57.82
Total United States	39.81	90.95	53.38
Europe	50.12	106.40	62.39
Africa	48.60	99.21	61.00
Asia	—	—	59.37
Worldwide	43.43	95.41	56.40

Natural gas liquids - per barrel
United States
Onshore	$5.45	$28.20	$9.47
Offshore	12.56	31.45	15.82
Total United States	6.69	28.84	10.46
Europe	21.44	49.37	27.53
Worldwide	7.17	29.62	11.06

Natural gas - per mcf
United States
Onshore	$1.70	$2.25	$1.81
Offshore	2.37	3.64	2.13
Total United States	1.92	2.85	1.93
Europe	6.43	9.63	7.35
Asia and other	5.98	6.97	6.27
Worldwide	4.02	5.59	4.49

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Nine Months
	2015	2014
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$43.38	$90.14
Offshore	48.75	99.11
Total United States	45.43	93.92
Europe	55.87	110.09
Africa	54.99	105.68
Asia	56.85	104.66
Worldwide	49.14	99.53

Crude oil - per barrel (excluding hedging)
United States
Onshore	$42.61	$90.14
Offshore	48.75	98.92
Total United States	44.95	93.84
Europe	55.01	109.01
Africa	54.26	104.86
Asia	56.85	104.66
Worldwide	48.55	99.11

Natural gas liquids - per barrel
United States
Onshore	$9.47	$33.62
Offshore	14.60	32.63
Total United States	10.32	33.31
Europe	25.50	56.98
Worldwide	10.84	34.76

Natural gas - per mcf
United States
Onshore	$1.78	$3.57
Offshore	2.26	4.01
Total United States	1.95	3.80
Europe	7.18	10.60
Asia and other	6.07	7.13
Worldwide	4.40	6.32

The following is summary of the Corporation’s commodity hedging program:

	Brent	West Texas Intermediate
Q4 2015 Hedging program:
Daily production - barrels of oil per day (bopd)	50,000	20,000
Ceiling price	$80	$80
Floor price	$60	$60
Program finishing date	December 31, 2015	December 31, 2015

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
Income Statement

Total revenues and non-operating income	$148	$89	$145

Costs and Expenses
Operating costs and expenses	65	54	68
General and administrative expenses	4	3	3
Depreciation, depletion and amortization	22	19	22
Interest expense	4	—	1
Total costs and expenses	95	76	94

Results of operations before income taxes	53	13	51
Provision (benefit) for income taxes	10	5	19
Net Income	43	8	32
Less: Net income attributable to noncontrolling interests*	27	—	—
Net income (loss) attributable to Hess Corporation	$16	$8	$32

* - On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income is presented as a noncontrolling interest charge in the Bakken Midstream income statements effective from the third quarter of 2015.

	Third	Third	Second
	Quarter	Quarter	Quarter
	2015	2014	2015
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant - mcf of natural gas per day	210	139	202

Export
Terminal throughput – bopd (a)	72	62	82
Tioga rail terminal crude loading – bopd (b)	47	39	51
Rail services – bopd (c )	45	34	44

Pipelines
Oil gathering - bopd	41	28	35
Gas gathering - mcf of natural gas per day	226	167	227

(a)  Volume of crude oil received at the Ramburg Truck Facility for transportation to the Tioga Rail Terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga Rail Terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga Rail Terminal and third party terminals.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Nine Months
	2015	2014
Income Statement

Total revenues and non-operating income	$423	$218

Costs and Expenses
Operating costs and expenses	196	158
General and administrative expenses	9	7
Depreciation, depletion and amortization	65	48
Interest expense	6	1
Total costs and expenses	276	214

Results of operations before income taxes	147	4
Provision (benefit) for income taxes	45	2
Net Income	102	2
Less: Net income attributable to noncontrolling interests*	27	—
Net income (loss) attributable to Hess Corporation	$75	$2

* - On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income is presented as a noncontrolling interest charge in the Bakken Midstream income statements effective from the third quarter of 2015.

	Nine Months
	2015	2014
Bakken Midstream - Operating Volumes (in thousands)

Processing
Tioga gas plant - mcf of natural gas per day	197	89

Export
Terminal throughput – bopd (a)	78	57
Tioga rail terminal crude loading – bopd (b)	49	37
Rail services – bopd (c )	43	35

Pipelines
Oil gathering - bopd	35	24
Gas gathering - mcf of natural gas per day	219	113

(a)  Volume of crude oil received at the Ramburg Truck Facility for transportation to the Tioga Rail Terminal or third party pipelines.

(b)  Volume of crude oil loaded to Hess Midstream and third party rail cars at the Tioga Rail Terminal.

(c)  Volume of crude oil transported by Hess Midstream rail cars from the Tioga Rail Terminal and third party terminals.